Exhibit 99.1

FOR IMMEDIATE RELEASE

Trepont Acquisition Corp I Announces Redemption of Class A Ordinary Shares

San Francisco, CA – May 26, 2022 – Trepont Acquisition Corp I (the “Company”) today announced that it will redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of June 10, 2022, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles of Association”).

As stated in the Company’s Articles of Association, if the Company does not consummate an initial business combination within 18 months of the closing of the Company’s initial public offering, or June 4, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) held with Continental Stock Transfer & Trust Company (“Continental”), including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding Class A Shares, which redemption will completely extinguish the rights of the holders of Class A Shares (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Class A Shares is expected to be approximately $10.10 (the “Redemption Amount”).

The Company had previously scheduled an extraordinary general meeting of shareholders (“EGM”) on May 27, 2022 to vote on a proposal to extend the time period under the Articles of Association during which the Company may consummate an initial business combination. In light of the Company’s determination to redeem all of the Class A Shares, the Company will propose at the EGM that the only item of business to take place will be a proposal to adjourn the meeting indefinitely.

The Company anticipates that the Class A Shares will cease trading as of the close of business on June 9, 2022. As of June 10, 2022, the Class A Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After June 10, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental, the Company’s transfer agent. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Class A Shares is expected to be completed within ten business days after June 4, 2022.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Trepont Acquisition Corp I

Trepont Acquisition Corp I was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.trepontac.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of the Company. For example, statements about the expected timing of the completion of the business combination, the benefits of the business combination, the competitive environment, and the expected future performance (including future revenue, pro forma enterprise value, and cash balance) and market opportunities are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

Investor Contact

For more information, please contact Lee Fan at lee.fan@trepont.com.